Exhibit 99

NEWS Main Street Banks, Inc.

FOR IMMEDIATE RELEASE

Conference Call On the Web

Main Street Banks, Inc. Announces Its 2005 Fourth Quarter Earnings

Conference Call on the Web; Live and Archived Conference Call Notification

ATLANTA, January 9, 2006/ PRNewswire — FirstCall – Main Street Banks, Inc. announced today that it will release fourth quarter results prior to the market opening on Tuesday, January 17, 2006.

In conjunction with the Fourth Quarter 2005 Earnings Release from Main Street Banks, Inc. (NASDAQ: MSBK), you are invited to listen to its conference call that will be broadcast live over the Internet on Tuesday, January 17th at 10:00 a.m. Eastern Standard Time (EST).

What:	Main Street Banks, Inc. 4th Quarter 2005 Earnings Release Conference Call

When:	Tuesday, January 17 @ 10:00 a.m. EST

Where:	Live via the Internet and Windows Media Player
http://www.mainstreetbank.com to conference in via the web
Click on “4th Quarter 2005 Earnings Release Conference Call on the Web”

Live via telephone
877-707-9628 or 785-832-1508 to conference in via telephone
When asked for the conference ID, simply tell the operator “MAINSTREET”.

Contact:	Tracy Chamberlain, 770-786-3441

Beginning January 18th and for a limited time thereafter, listeners may access archived versions of the presentation on the Investor Relations section of www.mainstreetbank.com and at 800-925-9941.

About Main Street

Main Street Banks, Inc., a $2.5 billion asset, community-banking organization based in metropolitan Atlanta, provides a broad range of banking, brokerage, insurance, and mortgage products and services through its 24 banking centers located in nineteen of Georgia’s fastest growing communities.  Main Street is the largest community banking organization in the Atlanta metropolitan area.

SOURCE: Main Street Banks, Inc.

http://www.mainstreetbank.com